EXHIBIT 10.4
WMS INDUSTRIES INC.
800 South Northpoint Boulevard
Waukegan, IL 60085

July 1, 2008

Mr. Scott Schweinfurth
c/o WMS INDUSTRIES INC.
800 South Northpoint Boulevard
Waukegan, IL 60085

Dear Scott:

Reference is made to the Executive Employment Agreement between you and WMS Industries Inc., dated February 18, 2005, as amended (the “Employment Agreement”).  The Employment Agreement is hereby further amended as follows:

1. The phrase “Chief Executive Officer, President or the Board of Directors of the Corporation” and the phrase “Chief Executive Officer, President and the Board of Directors of the Corporation” in Paragraphs 2, 3 and 4.2 and elsewhere in the Employment Agreement are modified to read “Chief Executive Officer or the Board of Directors of the Corporation” and “Chief Executive Officer and the Board of Directors of the Corporation”, respectively.

2. Section 4.4 of the Employment Agreement is hereby amended by adding the words “within 30 days after the date of Executive’s termination of employment,” at the beginning of clause (i) in the first sentence of said section.

3. Section 4.4 of the Employment Agreement is further hereby amended by substituting the following language as the introductory phrase to clause (ii) in the first sentence of said section:

“within 30 days after the Corporation publicly announces its audited results for the fiscal year in which the date of termination occurs, and in no event later than the 15th day of the third month following such fiscal year,”

      4. Section 4.4 of the Employment Agreement is further hereby amended by substituting the following language for clause (iii)(A) of said section:

“Executive’s annual base salary on date of termination and”

5. Section 4.4 of the Employment Agreement is hereby further amended by adding the following sentences at the end thereof:

“The Corporation can only elect to accelerate any of the installment payments required to be made pursuant to clause (iii) or the single lump sum payment to be made pursuant to clause (iv) of the first sentence of this Section 4.4 that would be paid on or before the later of (A) March 15th of the calendar year following the calendar year in which Executive’s employment terminates, or (B) the 15th day of the third month following the fiscal year in which Executive’s employment terminates.  Each installment payable under clause (iii) of the first sentence of this Section 4.4 shall be treated as the right to a series of separate payments for purposes of the application of the requirements of Code Section 409A.”

6. Section 6 of the Employment Agreement is hereby amended by adding the following sentence thereto:

“The amount of expenses eligible for reimbursement in a calendar year shall not affect the expenses eligible for reimbursement in any other calendar year.”

7. The reference to the “President” in Paragraph 8 of the Employment Agreement is changed to “Chief Executive Officer”.

8. The phrase “and Gross-Up Payment” is added after the words “tax liability” in the fourth sentence of Section 13.2.

9. Section 13.2 of the Employment Agreement shall be amended by adding the following two new sentences after the end of the fourth sentence thereof:

“Payment of the Gross-Up Payment shall be made by the Corporation within fifteen business days following the later of (i) the Executive’s agreement with the Gross-Up Payment and supporting calculations made by the Corporation’s Accounting Firm or (ii) the final determination made by a nationally recognized public accounting firm selected jointly by the Corporation’s Accounting Firm and the Executive’s tax advisor, provided however that all Gross-Up Payments made pursuant to this Section 13.2 shall be made no earlier than six months after the date of Executive’s termination of employment. In all instances, all Gross-Up

Mr. Scott Schweinfurth
July 1, 2008

Payments must be made no later than the last day of the taxable year of the Executive following the taxable year of the Executive in which the Executive paid the related taxes.”

10. The amendments set forth in this letter agreement shall be effective as of July 1, 2008, notwithstanding any earlier date of execution of this letter agreement by the parties.  Except as expressly modified herein, the terms and conditions of the Employment Agreement shall remain in full force and effect.

Please indicate your agreement to the foregoing by signing this letter in the place provided below.
Very truly yours,

WMS INDUSTRIES INC.

By: /s/ Brian R. Gamache
Brian R. Gamache
Chief Executive Officer

Accepted and Agreed to:

/s/ Scott D. Schweinfurth
Scott D. Schweinfurth